Calculation of Filing Fee Tables
S-3
AXIS CAPITAL HOLDINGS LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, par value $0.0125 per share of AXIS Capital	457(r)				0.0001381
Fees to be Paid	2	Equity	Preference shares of AXIS Capital	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary shares of AXIS Capital	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt securities of AXIS Capital	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants of AXIS Capital	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase contracts of AXIS Capital	457(r)				0.0001381
Fees to be Paid	7	Other	Purchase units of AXIS Capital	457(r)				0.0001381
Fees to be Paid	8	Debt	Debt securities of AXIS Finance	457(r)				0.0001381
Fees to be Paid	9	Other	Guarantees issued by AXIS Capital of AXIS Finance debt securities	457(r)				0.0001381
Fees to be Paid	10	Debt	Debt securities of AXIS Finance PLC	457(r)				0.0001381
Fees to be Paid	11	Other	Guarantees issued by AXIS Capital of AXIS Finance PLC debt securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Applies to offering lines 1 through 10. Pursuant to Rules 456(b) and 457(r), the registrants elect to defer payment of all of the registration fees. In addition, an indeterminate aggregate initial offering price or number of the securities of each identified class (the "Securities") is being registered as may from time to time be issued at indeterminate prices and offered and sold by AXIS Capital Holdings Limited ("AXIS Capital"), AXIS Specialty Finance LLC ("AXIS Finance") or AXIS Specialty Finance PLC ("AXIS Finance PLC"). Also includes an indeterminate amount of Securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other Securities that provide for conversion or exchange into such Securities, upon exercise of warrants for such Securities or upon settlement of purchase contracts. Separate consideration may or may not be received for Securities issuable upon such conversion, exchange, exercise or settlement.

[2]	See Note 1 above.

[3]	See Note 1 above. In addition, Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event AXIS Capital elects to offer to the public fractional interests in the preference shares or common shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preference shares or common shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

[4]	See Note 1 above.

[5]	See Note 1 above. In addition, warrants may be sold separately or with securities.

[6]	See Note 1 above.

[7]	See Note 1 above. In addition, each purchase unit consists of (a) a purchase contract; (b) warrants and/or (c) debt securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders' obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

[8]	See Note 1 above.

[9]	Note 9.a: See Note 1 above. Note 9.b: Applies to offering lines 9 and 11. No separate consideration will be received from the guarantees of the AXIS Finance debt securities or the AXIS Finance PLC debt securities.

[10]	See Note 1 above.

[11]	See Notes 1 and 9.b above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A